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Exhibit 23.2

Consent of Independent Petroleum Engineers and Geologists

        We hereby consent to the references to our firm in this Annual Report on Form 10-K for the year ended December 31, 2014 (including any amendments thereto, the "Annual Report") filed by Jones Energy, Inc. (the "Company"). We hereby further consent to the use and incorporation by reference of information from our reports regarding those quantities estimated by us of reserves and the value of reserves as of December 31, 2012, 2013 and 2014 for Jones Energy Holdings, LLC. In addition, we hereby consent to the inclusion of our summary report dated January 15, 2015 as an exhibit to the Annual Report. We further consent to the incorporation by reference thereof into the Company's Registration Statement on Form S-8 (File No. 333-190471).

/s/ W. TODD BROOKER W. Todd Brooker, P.E. Senior Vice President Cawley Gillespie & Associates, Inc. Texas Registered Engineering Firm F-693. Austin, Texas March 6, 2015

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  Exhibit 23.2
Consent of Independent Petroleum Engineers and Geologists